Exhibit 23.5

Independent Auditor’s Consent

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 16, 2015, relating to our audits of the financial statements of Green Circle Bio Energy, Inc., as of and for the years ended December 31, 2014 and 2013, included herein and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Carr, Riggs & Ingram, L.L.C.

Certified Public Accountants

Panama City Beach, Florida

April 20, 2015